UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 273
South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Conditional Resignations of Dirk Thye and Brendan Hannah

On July 29, 2026, each of Dirk Thye, the Chief Executive Officer and Chief Medical Officer of Quince Therapeutics, Inc. (the “Company”), and a member of the Company’s board of directors (the “Board”), and Brendan Hannah, the Company’s Chief Operating Officer, Chief Business Officer and Chief Compliance Officer, tendered conditional resignations from their positions with the Company (including, with respect to Mr. Thye, as a member of the Board), in each case effective as of two business days following the conclusion of the Company’s Special Meeting of Stockholders, which is anticipated to be held on September 25, 2026 (the “Special Meeting”), and contingent upon the approval by the Company’s stockholders of the following three proposals to be presented at the Special Meeting (the “Effective Time”):

•

To approve the issuance of shares of the Company’s common stock, upon conversion of the Company’s Series C Preferred Stock and exercise of the warrants issued pursuant to the Company’s acquisition of Orphai Holdings Therapeutics, Inc., a Delaware corporation (“Orphai HoldCo”) and Orphai Therapeutics, LLC, a Delaware limited liability company and wholly owned subsidiary of Orphai HoldCo (“Orphai Subsidiary” and, together with Orphai HoldCo, “Orphai”, and the acquisition of Orphai, the “Acquisition”) and the concurrent private placement financing (the “PIPE”) and the options to purchase Orphai Subsidiary common stock that were assumed by the Company and converted into options to purchase shares of the Company’s common stock, which will represent more than 20% of the shares of common stock outstanding pursuant to Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”); and

•

To approve the issuance of shares of the Company’s common stock, upon conversion of the Series C Preferred Stock issued to investors in the PIPE and upon exercise of the warrants issued to investors in the PIPE pursuant to Nasdaq Listing Rule 5635(d) (the “Minimum Price Proposal”); and

•

To approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 250,000,000 to 275,000,000 (the “Authorized Share Proposal” and, together with the Conversion Proposal and the Minimum Price Proposal, the “Required Company Stockholder Matters”).

For a description of the Conversion Proposal, the Minimum Price Proposal and the Authorized Share Proposal, please refer to the Company’s preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2026 (the “Preliminary Proxy Statement”).

Notwithstanding their conditional resignations, and provided that each of Mr. Thye and Mr. Hannah remain employed with the Company through the date of the Special Meeting, each of Mr. Thye and Mr. Hannah remain entitled to receive the retention bonuses previously described in the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2026, and any severance amounts payable in connection with their resignations under their current severance agreements with the Company.

Conditional Appointments of Brigette Roberts, John Militello and Keith Fandrick

In connection with the foregoing, on July 29, 2026, the Board approved the following conditional appointments, each to become effective at the Effective Time:

Brigette Roberts, M.D., age 50, was conditionally appointed as the Company’s Chief Executive Officer and will serve as the Company’s Principal Executive Officer upon her appointment. Dr. Roberts has served as the Company’s Chief of Corporate Affairs and member of the Company’s Board since the closing of the Acquisition. Prior to that, she served as the Chief Executive Officer and member of the Board of Directors of Orphai from May 2021 until the closing of the Acquisition, and prior to that she served as the Chief Medical Officer of Orphai from February 2021 until May 2021. Dr. Roberts holds a B.A. in Physics and Chemistry from Harvard University and an M.D. from New York University.

John Militello, CPA, age 52, was conditionally appointed as the Company’s Chief Financial Officer and will serve as the Company’s Principal Financial Officer and Principal Accounting Officer upon his appointment. Mr. Militello has served as Head of Finance of Orphai Therapeutics, LLC since July 2026. Before joining the Company, Mr. Militello served as VP of Finance, Sr. Controller, Treasurer and Principal Accounting Officer of Rocket Pharmaceuticals, Inc., a publicly traded gene therapy company, from January 2018 to July 2026. Mr. Militello was also the Interim Principal Financial Officer of Rocket Pharmaceuticals, Inc. from January 2018 to December 2020 and March 2022 to March 2024. Previously, Mr. Militello served as the Vice President of Finance and Principal Financial and Accounting Officer at Immune Pharmaceuticals Inc. from April 2015 to November 2017. Prior to that, Mr. Militello was an Assistant Controller at Travere Therapeutics, formerly Retrophin, Inc., a publicly traded biotechnology company, and a Senior Manager in the biotech practice of BDO USA, LLP serving multi-national SEC registrants. Mr. Militello is a Certified Public Accountant and earned his Bachelor of Science degree in Accounting from St. Joseph’s College.

Keith R. Fandrick, Ph.D., age 47, was conditionally appointed as the Company’s Chief Operating Officer. Dr. Fandrick has served as the Company’s Head of Technical Operations since the Acquisition. Prior to that time, Dr. Fandrick served as Chief Operating Officer of Orphai, where he led operations, chemistry, manufacturing and controls, program management, regulatory strategy, external manufacturing and intellectual property activities for clinical-stage therapeutic programs since 2017, and he previously served in various other roles at Orphai, including as Chief Development Officer and Head of CMC. Previously, Dr. Fandrick served as a member of the Scientific Advisory Board of Drug Farm, Inc., where he advised on pharmaceutical development and CMC strategy. From 2007 to 2017, Dr. Fandrick held positions of increasing responsibility at Boehringer-Ingelheim. Dr. Fandrick is an author or co-author of 78 publications and patents. He holds Ph.D. and A.M. degrees in chemistry from Harvard University, an M.B.A. from the University of North Carolina at Chapel Hill’s Kenan-Flagler Business School, a B.S. in chemistry from the University of California, San Diego, and a Regulatory Affairs Certification.

There are no family relationships between Drs. Roberts and Fandrick and Mr. Militello and any of the executive officers or directors of the Company. There are no arrangements or understandings between Drs. Roberts and Fandrick and Mr. Militello and any other person pursuant to which either was appointed as an executive officer of the Company. None of Drs. Roberts and Fandrick and Mr. Militello is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Reduction in Size of the Board

The Board approved a reduction in the size of the Board from five directors to four directors immediately upon effectiveness of Dr. Thye’s resignation. The Board continues to consider potential director candidates and intends to appoint an independent director to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quince Therapeutics, Inc.

	By:	/s/ Dirk Thye
Date: July 31, 2026	Name:	Dirk Thye
	Title:	Chief Executive Officer